                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        MERCURY INTERACTIVE CORPORATION
    -------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    -------------------------------------------------------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transaction applies: _________

 (2) Aggregate number of securities to which transaction applies: ____________

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ______________________________________
    (See forth the amount on which the filing fee is calculated and state how it was determined):

 (4) Proposed maximum aggregate value of transaction: ________________________

 (5) Total fee paid: _________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid: _________________________________________________

 (2) Form, Schedule or Registration Statement No.: ___________________________

 (3) Filing Party: ___________________________________________________________

 (4) Date Filed _____________________________________________________________:

                        MERCURY INTERACTIVE CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

TO THE STOCKHOLDERS OF MERCURY INTERACTIVE CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MERCURY INTERACTIVE CORPORATION (the "Company"), a Delaware corporation, will be held at 10:00 a.m., local time, on May 20, 1998, at the Company's corporate offices at 1325 Borregas Avenue, Sunnyvale, California 94089, for the following purposes:

    1. To elect five (5) directors to serve for the ensuing year and until their successors are elected.

    2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company to 60,000,000.

    3. To ratify and approve: (i) the adoption of the 1998 Stock Option Plan and the 1998 Employee Stock Purchase Plan to replace the 1989 Stock Option Plan and the 1993 Employee Stock Purchase Plan, respectively, (ii) the amendment of the 1994 Directors' Stock Option Plan to increase the number of shares granted as an initial grant to new non-employee directors and an annual grant to continuing non-employee directors of the Company, and to provide for a one time grant to the non-employee directors of the Company who are elected to serve as directors at the 1998 Annual Meeting of Stockholders; (iii) the reservation of an aggregate of 3,000,000 shares of Common Stock for issuance under the 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the Amended 1994 Directors' Stock Option Plan, and the allocation of such shares amongst such plans as determined by the Board of Directors of the Company; and (iv) to automatically increase each year the aggregate number of shares reserved for issuance under the Company's 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the Amended 1994 Directors' Stock Option Plan by 6% of the Common Stock and equivalents outstanding as of January 1 of each year starting in 1999 and ending in 2008 upon the termination of the option plans.

    4. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the year ending December 31, 1998.

    5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          Sharlene Abrams
                                          Secretary

Sunnyvale, California
April 17, 1998

                        MERCURY INTERACTIVE CORPORATION
                            PROXY STATEMENT FOR THE
                        MERCURY INTERACTIVE CORPORATION
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of MERCURY INTERACTIVE CORPORATION (the "Company") for use at the Annual Meeting of Stockholders to be held on May 20, 1998 at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's corporate offices at 1325 Borregas Avenue, Sunnyvale, California 94089. The telephone number at that location is (408) 822-5200. When proxies are properly dated, executed and returned, the shares they represent will be voted at the meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of Price Waterhouse LLP as independent auditors as set forth herein, and at the discretion of the proxyholders, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

  These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, were first mailed on or about April 20, 1998, to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

  Stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the meeting. At the record date, 17,200,654 shares of the Company's Common Stock, $0.002 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to MERCURY INTERACTIVE CORPORATION at 1325 Borregas Avenue, Sunnyvale, California 94089, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

  On all matters, each share has one vote.

  The cost of soliciting proxies will be borne by the Company and is estimated to be $3,500. The Company has retained Skinner & Company to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  The Company currently intends to hold its 1998 Annual Meeting of Stockholders in mid-May 1999 and to mail Proxy Statements relating to such meeting in mid-April 1999 The date by which stockholder proposals must be received by the Company for inclusion in the Proxy Statement and form of proxy for its 1999 Annual Meeting of Stockholders, is November 26, 1998. Such stockholder proposals should be submitted to MERCURY INTERACTIVE CORPORATION at 1325 Borregas Avenue, Sunnyvale, California 94089, Attention: Secretary.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  The Company currently has five (5) directors. A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for management's five (5) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of the stockholders or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

  The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

  The names of the nominees and certain information about them as of March 1, 1998 are set forth below:

                                           POSITION(S) WITH THE      DIRECTOR
          NAME OF NOMINEE           AGE           COMPANY             SINCE
          ---------------           --- --------------------------   --------
 Aryeh Finegold...................   51 Chairman of the Board of       1989
                                        Directors
 Igal Kohavi(1)(2)................   58 Director                       1994
 Amnon Landan.....................   39 President, Chief Executive     1996
                                        Officer and Director
 Yair Shamir(1)(2)................   52 Director                       1994
 Giora Yaron(1)(2)................   49 Director                       1996

--------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

  Mr. Aryeh Finegold, a founder of the Company, has served as Chairman of the Board of Directors since the Company's incorporation in July 1989, served as Chief Executive Officer from July 1989 until January 1997 and served as President from July 1989 until October 1995. Previously, Mr. Finegold was President, Chief Executive Officer and Chairman of the Board of Directors of Ready Systems, Inc. He also co-founded Daisy Systems, Inc., serving as its President and Chief Executive Officer. Previously, Mr. Finegold was a product line architect in the microprocessor division at Intel Corporation.

  Dr. Igal Kohavi has been a director of the Company since January 1994. Dr. Kohavi has served as the Chairman of the Board of Directors of DSP Group, Inc., a developer of digital signal processing technology, since September 1995. Dr. Kohavi also serves as Chairman of Polaris, an Israeli-based venture capital fund and has served in that capacity since 1996. From October 1994 to March 1996, Dr. Kohavi served as the President and Chief Executive Officer of Dovrat-Schrem & Co., Ltd., an Israeli investment bank. Prior to that, Dr. Kohavi served as President of Clal Electronics Industries Ltd., from May 1993 until September 1994. From April 1986 to May 1993, Dr. Kohavi served as President of Clal Computers and Technology Ltd., an electronics company and a subsidiary of Clal.

  Mr. Amnon Landan has been a director of the Company since February 1996. Mr. Landan has served as President and Chief Executive Officer of the Company since February 1997. From October 1995 to January 1997, he served as President of the Company and from March 1995 to September 1995, he served as President of North American Operations. He served as Chief Operating Officer from August 1993 until March 1995. From December 1992 to August 1993, he served as the Company's Vice President of Operations and from June 1991 to December 1992, he served as Vice President of Research and Development. From November 1989 to June 1991, he served in several technical positions with the Company.

  Mr. Yair Shamir has been a director of the Company since August 1994. Mr. Shamir is currently the President of VCON Telecommunications, Ltd., a developer of videoconferencing hardware and software, and has served in that capacity since March 1997. Mr. Shamir served as Executive Vice President of the venture capital firm The Challenge Fund--Etgar L.P. from July 1995 to March 1997. From January 1994 until July 1995, he was Chief Executive Officer of Elite Industries Ltd., a food products company. Prior to that, Mr. Shamir was Executive Vice President and General Manager, Israel of Scitex Corporation, an electronics company, from January 1988 through January 1994. Mr. Shamir serves on the board of directors of DSP Group, Inc., Orckit Communications Ltd. and Comfy Interactive Movies, Ltd.

  Dr. Giora Yaron has been a director of the Company since February 1996. Dr. Yaron is currently Chairman and Chief Executive Officer of Itamar Medical (CM) and has served in these capacities since January 1997. In addition, Dr. Yaron is the Chairman of Comsys Communications and Signal Processing Ltd. and has served in that capacity since January 1996. Prior to that, Dr. Yaron served as the President of Indigo NV, a vendor of digital color press products, from August 1992 to November 1995. From April 1979 to July 1992, Dr. Yaron was with National Semiconductor Corporation where he served as General Manager of its Israeli operations and Corporate Vice President of Office Products.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of four (4) meetings during 1997. No directors attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in 1997 during the period in which such directors were members of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

  In 1997, the Audit Committee consisted of Messrs. Kohavi, Shamir and Yaron and met four (4) times. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. Messrs. Kohavi, Shamir and Yaron will continue serving as the Audit Committee for 1998.

  In 1997, the Compensation Committee consisted of Messrs. Kohavi, Shamir and Yaron and met one (1) time. This committee reviews and approves the Company's executive compensation policy and plan. Messrs. Kohavi, Shamir and Yaron will continue serving as the Compensation Committee for 1998.

BOARD COMPENSATION

  Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for their expenses in attending out-of-town meetings. Officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between directors and executive officers of the Company. Currently, nonemployee directors are automatically granted an initial option to purchase 25,000 shares of the Company's Common Stock and thereafter annual grants to purchase 5,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1994 Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, Messrs. Kohavi, Shamir and Yaron were each granted an option to purchase 5,000 shares on the date of the 1997 Annual Meeting at an exercise price of $12.25 which vests in whole on the fifth anniversary of the date of grant, provided that such director has continually served as a director of the Company until the fifth anniversary of the date of grant of such option.

                                PROPOSAL NO. 2

              AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

  The Company's Restated Certificate of Incorporation (the "Certificate"), as currently in effect, provides that the Company is authorized to issue 25,000,000 shares of Common Stock, par value $.002 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.002 per share. In February 1998, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 60,000,000 shares.

  Under the proposed amendment, the first paragraph of Article III of the Certificate would be amended to read as follows:

    This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Sixty-five Million (65,000,000) shares. Sixty Million (60,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock, each with a par value of $.002.

  As of March 1, 1998, 17,149,887 shares of Common Stock were issued and outstanding. In addition, as of March 1, 1998, 3,754,300 shares were reserved for future grant or for future issuance upon exercise of outstanding options under the Company's Amended and Restated 1989 Stock Option Plan and the 1996 Supplemental Stock Option Plan; 90,000 shares were reserved for future issuance upon exercise of outstanding options; and, subject to stockholder approval as more fully described below, an aggregate of 3,000,000 shares were reserved for grant under the Company's 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the Amended 1994 Directors' Stock Option Plan.

PURPOSE AND EFFECT OF AMENDMENT

  The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available for issuance under the Company's stock option and purchase plans and in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities. In determining the appropriate level of authorized shares of Common Stock, the Board of Directors considered, among other factors, (i) that as of March 1, 1998, assuming stockholder approval of Proposal No. 3, options to purchase 6,844,300 shares of Common Stock were outstanding or reserved for issuance pursuant to the Company's stock option and purchase plans, (ii) that were the Company to effect a two-for-one stock split in the future, a minimum of 47,988,374 authorized shares would be required, and (iii) that in the Board's opinion, at least 10% to 15% of the Company's equity securities should be available for any of the aforementioned potential strategic transactions. If the proposed amendment is adopted, 35,000,000 additional shares of Common Stock will be available for issuance by the Board of Directors without any further stockholder approval, although certain issuances of shares may require stockholder approval in accordance with the requirements of the Nasdaq National Market or the Delaware General Corporations Law. The holders of Common Stock have no preemptive rights to purchase any stock of the Company. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present common stockholders.

  The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the board in opposing a hostile takeover bid. The issuance of additional shares might serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including a dividend distributed to the holders of the Company's Common Stock consisting of rights to purchase the Company's Series A Participating Preferred Stock upon the terms and conditions set forth in the Rights Agreement approved by the Board of Directors, and provisions of the Certificate authorizing the Board of Directors to issue up to 5,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board, and provisions in the Certificate providing for the Board of Directors. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

VOTE REQUIRED

  The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE AN ADDITIONAL 35,000,000 SHARES OF COMMON STOCK, FOR AN AGGREGATE OF 60,000,000 SHARES OF COMMON STOCK.

                                PROPOSAL NO. 3

  APPROVAL OF THE 1998 STOCK OPTION PLAN, APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN, APPROVAL OF AN INCREASE IN THE AUTOMATIC GRANTS UNDER THE 1994
DIRECTORS' STOCK OPTION PLAN AND THE GRANT OF AN ONE-TIME ADDITIONAL OPTION TO
 EXISTING NON-EMPLOYEE DIRECTORS, APPROVAL OF THE RESERVATION OF AN AGGREGATE OF 3,000,000 SHARES FOR ISSUANCE UNDER SUCH PLANS AND AN AUTOMATIC 6% YEARLY
                 INCREASE IN ISSUABLE SHARES UNDER SUCH PLANS

  At the Annual Meeting, the stockholders are being asked to approve the 1998 Stock Option Plan (the "Option Plan") which was adopted by the Board of Directors in February 1998. The Option Plan will be administered by the Board of Directors, except with respect to grants to executive officers which are administered by the Compensation Committee. The Option Plan terminates in May 2008. The Board of Directors has implemented the Option Plan to replace the Amended and Restated 1989 Stock Option Plan, which pursuant to its terms would expire in August 1999. The Company does not plan to issue any further options under the Amended and Restated 1989 Stock Option Plan. A summary of the principal terms of the Option Plan is located in Appendix A to this Proxy Statement.

  In addition, the stockholders are being asked to approve the 1998 Employee Stock Purchase Plan (the "Purchase Plan") which was adopted by the Board of Directors in February 1998 to replace the 1993 Employee Stock Purchase Plan which was terminated on February 15, 1998 after issuance of all of the shares reserved thereunder. The Purchase Plan is currently administered by the Board of Directors. The Purchase Plan will not become effective until receipt of stockholder approval at the Annual Meeting. Unless terminated sooner, the Purchase Plan will terminate in 2008. The Board has authority to amend or terminate the Purchase Plan, provided no such action may affect options or restricted stock already granted and such options and restricted stock shall remain in full force and effect. A summary of the Purchase Plan is located in Appendix B to this Proxy Statement.

  At the Annual Meeting, the stockholders are also being asked to approve amendments to the 1994 Directors' Stock Option Plan (the "Directors' Plan"), which was adopted by the Board of Directors in August 1994 and by the stockholders in April 1995. The amendments thereto were adopted by the Board of Directors in February 1998. The Directors' Plan is currently administered by the Board of Directors. At present under the Directors' Plan, each new nonemployee director automatically receives a nonstatutory stock option to purchase 25,000 shares of the Company's Common Stock upon becoming a nonemployee director (an "Initial Option"). Each nonemployee director is also automatically granted a nonstatutory option to purchase 5,000 shares of Common Stock upon reelection annually to the Board of Directors (an "Annual Option"). The Board of Directors has approved amendments to the automatic grants to provide for the automatic grant on of an Initial Option of 50,000 shares and an Annual Option of 10,000 shares. In addition, the Board of Directors has approved a one-time additional option grant of 25,000 shares each to Messrs. Kohavi, Shamir and Yaron, each of the current non-employee directors, upon reelection to the Board of Directors at the 1998 Annual Meeting of Stockholders (the "Additional Options"). A summary of the Directors' Plan is located in Appendix C to this Proxy Statement.

  Options granted under the Directors' Plan have a term of ten years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Directors' Plan. Except as otherwise designated by the Board, such options are not transferable by the optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the director only by such director. The exercise price of each option granted under the Directors' Plan is equal to the fair market value of the Common Stock on the date of grant. Subject to stockholder approval of the amendments to the Directors' Plan, Initial Options granted under the Directors' Plan vest as to 10,000 shares on the date of each Annual Meeting of Stockholders of the Company after the date of grant of such option. Annual Options granted under the Director's Plan vest as to 10,000 shares on the date of the fifth Annual Meeting of Stockholders to occur after the date of grant of such option. Additional Options granted under the Directors' Plan vest as to 5,000 shares as of the date of the 1998 Annual Meeting of Stockholders and 5,000 shares on each of the dates of the next Annual Meeting of Stockholders to occur after the 1998 Annual Meeting of Stockholders each until such option is fully vested.

In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or like transaction involving the Company, each option shall be assumed, or an equivalent option substituted, by the successor corporation. If the successor corporation refuses to assume the options or substitute equivalent options, each option shall become fully vested and exercisable. Unless terminated sooner, the Directors' Plan will terminate in 2008. The Board has authority to amend or terminate the Directors' Plan, provided no such action may affect options or restricted stock already granted and such options and restricted stock shall remain in full force and effect.

  As of March 1, 1998, no shares of Common Stock had been issued under the Option Plan or the Purchase Plan. As of March 1, 1998, under the Directors' Plan, options to purchase 90,000 shares of Common Stock were outstanding and options to purchase 45,000 shares had been exercised. The aggregate market value of the unexercised and outstanding options to purchase 45,000 shares of Common Stock under the Directors' Plan was $1,698,750 based on a closing price of $37.75 on the Nasdaq National Market on March 1, 1998. See "Amended and New Plan Benefits" below for certain information with respect to options granted under the Directors' Plan in 1998.

  The Company's is also requesting approval by the stockholders at this Annual Meeting of a pool of an aggregate of 3,000,0000 shares to be reserved for issuance under the Option Plan, the Purchase Plan and the Directors' Plan with such shares to be allocated among such plans as determined by the Board of Directors annually (the "Reserved Pool of Shares"). The Reserved Pool of Shares was approved by the Board of Directors in February 1998. The Company originally reserved a total of 500,000 shares of Common Stock for issuance pursuant to the Directors' Plan and as of March 1, 1998, 365,000 shares were available for grant there under. The remaining 365,000 shares available for grant under the Directors' Plan are included in the 3,000,000 Reserved Pool of Shares for which the Company is requesting approval. As of March 1, 1998 there were 131,519 shares available for the grant of new options under the Amended and Restated 1989 Stock Option Plan or the 1996 Supplemental Stock Option Plan.

  In February 1998, the Board of Directors also approved an automatic annual increase in the number of shares in the Reserved Pool of Shares for issuance under the Option Plan, the Purchase Plan and the Directors' Plan beginning in 1999 and continuing until the plans all terminate in 2008. The shares would be allocated among the plans as determined by the Board of Directors annually. This automatic increase provides that on January 1 of each year beginning in 1999 and ending in 2008 when the Plans will terminate, the number of shares reserved and available for grant as part of the Reserved Pool of Shares for the Option Plan, the Purchase Plan and the Directors' Plan will be increased by a number of shares equal to 6% of the Base Shares (as defined below) calculated as of the last day of the preceding fiscal year. The "Base Shares" to which the 6% factor is applied will equal the sum of (i) the number of shares of the Company's Common Stock outstanding on the last day of the preceding fiscal year and (ii) the number of shares of Common Stock reserved for issuance upon the exercise of options outstanding under all of the Company's option plans as of the last day of the preceding fiscal year. In addition, the number of shares available for grant would also be increased automatically by the amount of any outstanding shares or shares subject to issuance under options that have been forfeited back to the Company under the terms of a grant under the terms of the Plans("Forfeited Shares").

  Due to restrictions imposed by the Internal Revenue Code of 1986, as amended, the number of shares reserved and available for issuance pursuant to
(i) incentive stock options under the Option Plan cannot, without further stockholder approval, exceed 3,000,000 shares of Common Stock plus up to a maximum of 1,500,000 shares of Common Stock annually as a result of the 6% increase (however, such number shall not exceed the actual number of shares by which the pool is increased as a result of the 6% increase) described above if this Proposal No. 3 is approved by the stockholders at the Annual Meeting or no shares of Common Stock if this Proposal No. 3 is not approved by the stockholders and (ii) shares issued upon exercise of options under the Purchase Plan cannot, without further stockholder approval, exceed 3,000,000 shares of Common Stock plus up to a maximum of 500,000 shares of Common Stock annually as a result of the 6% increase described above if this Proposal No. 3 is approved by the stockholders at the Annual Meeting or no shares of Common Stock if this Proposal No. 3 is not approved by the stockholders.

  The following example is intended to illustrate the operation of this automatic increase provision. Had the automatic increase been in effect at the beginning of 1998, the amount of shares that would have been added to the Reserved Pool of Shares on January 1, 1998 would have been approximately 1,210,845 shares, calculated as set forth below and assuming for purposes of the calculation that this Proposal No. 3 were in effect prior to 1998. At the end of 1997, there would have been approximately 20,180,752 Base Shares, consisting of approximately (i) 16,737,665 shares of Common Stock issued and outstanding on December 31, 1997 and (ii) 3,443,087 shares of Common Stock reserved for issuance upon the exercise of options outstanding under all of the Company's option plans as of December 31, 1997. Accordingly, the total number of shares available for issuance under the Option Plan, the Purchase Plan and the Directors' Plan, 3,000,000, would have been increased to 4,210,845 shares of Common Stock, all of which would have been available for the grant of incentive stock options under the Option Plan and options under the Purchase Plan.

  The Board believes the adoption of the Option Plan, the Purchase Plan and the amendments to the Directors' Plan (collectively the "Stock Plans") and the approval of the Reserved Pool of Shares and the 6% automatic annual increase thereof are in the best interests of the Company. First, the Board believes that it needs to have the Option Plan and the Purchase Plan in place and an adequate reserve of shares for issuance thereunder, in order to enable the Company to compete successfully with other companies to attract and retain valuable employees, while maintaining the greatest amount of flexibility for the Company in being able to allocate those shares amongst the plans to maximize the number of shares available for issuance to employees. The competition for employees has increased greatly and the Company needs the flexibility to be able to respond to its ever increasing number of employees in order to continue to expand its operations. Second, the Board believes that the amendments to the Directors' Plan are necessary and desirable in order for the Company to attract experienced persons to serve as non-employee Board members as the Company does not otherwise pay its non-employee directors for their service on the Board. Further, by including the Directors' Plan in the pool of reserved shares the Board will have the flexibility to allocate shares amongst the plans as needed. Third, the Board believes that it is appropriate to have a substantial pool of options available for grant in connection with acquisitions that the Company may decide to make from time-to-time. The ability to make such grants enhances the Company's ability to structure attractive offers to potential acquisition targets. The Board further believes that the automatic annual increase mechanism is in the best interests of the Company, as it enables the Company to provide an adequate reserve of shares in amounts determined annually for issuance under the Option Plan, the Purchase Plan and the Directors' Plan without the need to seek stockholder approval for such increase at each annual meeting.

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required to approve (i) the adoption of the Option Plan, (ii) the Purchase Plan, (iii) the amendments to the Directors' Plan, (iv) the reservation of a pool of 3,000,000 shares for issuance under the Option Plan, the Purchase Plan and the Directors' Plan and (v) the automatic increase in the number of shares reserved in the pool of shares reserved for issuance under the Option Plan, the Purchase Plan and the Directors' Plan by 6% of the shares of Common Stock and equivalents outstanding as of January 1 of each year starting in 1999 and ending in May 2008 upon the termination of all of the plans.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 1998 STOCK OPTION PLAN, THE 1998 EMPLOYEE PURCHASE PLAN, THE AMENDMENTS TO THE 1994 DIRECTORS' PLAN TO PROVIDE FOR INCREASES IN THE NUMBER OF SHARES ISSUED UNDER THE INITIAL OPTIONS AND THE ANNUAL OPTIONS AND THE ADDITIONAL OPTIONS, AND THE POOL OF AN AGGREGATE OF 3,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE 1998 STOCK OPTION PLAN, THE 1998 EMPLOYEE PURCHASE PLAN AND THE AMENDED 1994 DIRECTORS' PLAN, AND THE AUTOMATIC 6% INCREASE IN THE AGGREGATE NUMBER OF SHARES TO BE RESERVED IN THE POOL OF SHARES ISSUABLE EACH YEAR UNDER THE 1998 STOCK OPTION PLAN, THE 1998 EMPLOYEE STOCK PURCHASE PLAN AND THE AMENDED 1994 DIRECTORS' OPTION PLAN, AND THE ALLOCATION OF THE SHARES AMONG THE PLANS AS DETERMINED BY THE BOARD OF DIRECTORS.

                         AMENDED AND NEW PLAN BENEFITS

  The following table sets forth, as to the executive officers named under "Executive CompensationSummary Compensation Table" below all current executive officers as a group, all current directors who are not executive officers as a group and all other employees as a group the following information regarding benefits received or allocated to the persons and groups set forth below for the last completed fiscal year as if such plans had been in place for such fiscal year: (a) with respect to the Option Plan: (i) the market value of the shares of Common Stock underlying such options as of March 1, 1998 based on a closing price of $37.75 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of the Company's Common Stock subject to options granted during the fiscal year ended December 31 1997 under the Option Plan; (b) with respect to the Purchase Plan: (i) the market value of the shares of Common Stock issued based on a closing price of $37.75 on the Nasdaq National Market on that date, minus the purchase price of such shares; and (ii) the number of shares of the Company's Common Stock issued under the Purchase Plan during the fiscal year ended December 31, 1997; and (c) with respect to the Directors' Plan: (i) the market value of the shares of Common Stock underlying such options as of March 1, 1998 based on a closing price of $37.75 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of the Company's Common Stock subject to options granted under the Directors' Plan during fiscal year ended December 31, 1997.

                                 1998 STOCK               1998 EMPLOYEE            1994 DIRECTORS'
                               OPTION PLAN(1)         STOCK PURCHASE PLAN(1)      STOCK OPTION PLAN
                          ------------------------- -------------------------- ------------------------
                                       NUMBER OF                                           NUMBER OF
   NAME OF INDIVIDUAL                SHARES SUBJECT                                      SHARES SUBJECT
     OR IDENTITY OF         DOLLAR       TO OPTIONS  DOLLAR      NUMBER OF      DOLLAR     TO OPTIONS
   GROUP OR POSITION       VALUE($)    GRANTED (#)(2VALUES($))SHARES ISSUED(#) VALUES($)   GRANTED(#)
   ------------------     ---------- -------------- --------- ---------------- --------- --------------
Amnon Landan............  $4,480,000    160,000     $  43,806       1,674           --          --
 Chief Executive Officer
  and President
Sharlene Abrams.........     700,000     25,000        60,424       2,309           --          --
 Vice President of Fi-
  nance and Administra-
  tion, Chief Financial
  Officer and Secretary
Moshe Egert.............         --         --         25,485         978           --          --
 Vice President of Euro-
  pean Operations
Aryeh Finegold..........   2,800,000    100,000           --          --            --          --
 Chairman of the Board
Kenneth Klein...........     840,000     30,000        48,020       1,835           --          --
 Vice President of North
  American Sales
Igal Kohavi.............         --         --            --          --       $127,500       5,000
 Director
Yair Shamir.............         --         --            --          --        127,500       5,000
 Director
Giora Yaron.............         --         --            --          --        127,500       5,000
 Director
All current executive
 officers as a group       8,820,000    315,000       177,735       6,796           --          --
All current directors
 who are not executive
 officers as a group....         --         --            --          --        382,500      15,000
All other employees as a
 group..................  18,763,750    752,250     3,490,400     133,858           --          --

--------
(1) The dollar value and number of units set forth for the 1998 Stock Option Plan and the 1998 Employee Stock Purchase Plan are based upon each participant's participation in the Amended and Restated 1989 Stock Option Plan and the 1993 Employee Stock Purchase Plan, respectively. The 1993 Employee Stock Purchase Plan was terminated in February 1998.

                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Price Waterhouse LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Price Waterhouse LLP has audited the Company's financial statements since inception of the Company. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation earned in each of the three years in the period ended December 31, 1997 by the Chief Executive Officer and each of the other three most highly compensated executive officers of the Company (the "Named Executive Officers"), who are the only executive officers who earned greater than $100,000 in salary and bonus during the year ended December 31, 1997:

                                                                             LONG-TERM
                                     ANNUAL COMPENSATION                    COMPENSATION
                             ---------------------------------------------  ------------
                                                              OTHER ANNUAL   SECURITIES
                                                                COMPEN-      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($)       BONUS($)     SATION($)     OPTIONS(#)   COMPENSATION
---------------------------  ---- ---------       --------    ------------  ------------  ------------
Amnon Landan............     1997 $215,000        $130,000      $40,800(1)    160,000         --
 President and Chief Ex-     1996  185,000             --        45,200(1)    195,000(3)      --
 ecutive Officer             1995  155,000         110,000(2)       --         15,000         --
Sharlene Abrams.........     1997  138,750          40,000          --         25,000         --
 Vice President of Fi-       1996  115,000             --           --         35,000(3)      --
 nance and Administration,   1995   96,250          62,500(4)       --            --          --
 Chief Financial
 Officer and Secretary
Moshe Egert.............     1997  117,121             --        84,701(5)        --          --
 Vice President of Euro-     1996   91,235             --        42,000(5)     72,000         --
 pean Operations             1995   50,358          19,000          --          9,000         --
Aryeh Finegold..........     1997  237,500(6)      130,000          --        100,000         --
 Chairman of the Board       1996  200,000(6)      120,000          --         30,000         --
                             1995  180,000(6)(7)   120,000(3)       --         50,000         --
Kenneth Klein...........     1997  127,500             --       155,956(5)     30,000         --
 Vice President of North     1996  112,300             --       208,923(5)    124,166(3)      --
 American Sales              1995   80,000             --       179,084(5)     23,334         --

--------
(1) Includes $36,000 and $33,000 in housing costs for 1997 and 1996, respectively, as well as a school and car allowance.

(2) Includes a bonus of $60,000 awarded to Mr. Landan which had been accrued, but not yet paid to Mr. Landan as of the end of 1995.

(3) Includes replacement options granted in connection with an option repricing in May 1996 of 20,000 shares for Ms. Abrams, 29,166 shares for Mr. Klein and 25,000 for Mr. Landan. Options to purchase the same number of shares originally granted in March 1995 were cancelled.

(4) Includes a bonus of $18,000 awarded to Ms. Abrams which had been accrued, but not yet paid to Ms. Abrams as of the end of 1995.

(5) Reflects the amounts paid as sales commission and/or a car allowance.

(6) Includes $100,000 in compensation paid to Mr. Finegold by the Company's wholly-owned subsidiary in Israel.

(7) Includes $80,000 in salary which had been accrued, but not yet paid to Mr. Finegold as of the end of 1995.

(8) Includes a bonus of $60,000 awarded to Mr. Finegold which had been accrued, but not yet paid to Mr. Finegold as of the end of 1995.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth each grant of stock options made during the year ended December 31, 1997 to each of the Named Executive Officers:

                                   INDIVIDUAL GRANTS
                         --------------------------------------
                                                                           POTENTIAL REALIZABLE VALUE
                           NUMBER OF     PERCENT OF    EXERCISE            AT ASSUMED ANNUAL RATES OF
                          SECURITIES    TOTAL OPTIONS  OR BASE              STOCK PRICE APPRECIATION
                          UNDERLYING     GRANTED TO     PRICE                  FOR OPTION TERM (4)
                            OPTIONS     EMPLOYEES IN    ($/SH)  EXPIRATION ---------------------------
          NAME           GRANTED(#)(1) FISCAL YEAR (2)   (3)       DATE       5% ($)       10% ($)
          ----           ------------- --------------- -------- ---------- ------------ --------------
Amnon Landan(5).........    160,000         14.99%      $9.75    3/31/07   $    981,076 $    4,046,238
Sharlene Abrams(5)......     25,000          2.34        9.75    3/31/07        153,293        632,225
Moshe Egert(5)..........        --            --          --         --             --             --
Aryeh Finegold(5).......    100,000          9.37        9.75    3/31/07        613,560      2,528,899
Kenneth Klein(5)........     30,000          2.81        9.75    3/31/07        183,952        758,670

--------
(1) Under the terms of the Company's 1989 Amended and Restated Stock Option Plan, the Compensation Committee of the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(2) An aggregate of 1,067,250 options to purchase shares of Common Stock of the Company were granted to employees during 1997.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(4) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(5) Messrs. Finegold, Klein and Landan and Ms. Abrams were granted options on March 31, 1997. Each option vests at the rate of 1/4th of the shares subject to the option at the end of twelve months and 1/36th of the remaining shares subject to the option at the end of each monthly period thereafter as long as such optionee's employment with the Company has not terminated. Under the Company's Amended and Restated 1989 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by the Company, at its option, upon the optionee's termination of employment.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES.

  The following table provides certain information concerning the exercises of options by each of the Named Executive Officers during the year ended December 31, 1997, including the aggregate value of gains on the date of exercise:

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           NO. OF                    UNDERLYING UNEXERCISED         IN-THE-MONEY
                           SHARES                   OPTIONS AT FY-END(#)(2):  OPTIONS AT FY-END($)(1):
                         ACQUIRED ON     VALUE      ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------------- ----------- ------------- ----------- -------------
Amnon Landan............      --             --       430,000        --       $7,994,375       --
Sharlene Abrams.........      --             --        95,000        --        1,531,875       --
Moshe Egert.............      --             --        83,500        --        1,336,500       --
Aryeh Finegold..........      --             --       240,000        --        3,915,750       --
Kenneth Klein...........   12,418       $159,186      187,104        --        2,704,422       --

--------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on the Nasdaq National Market on the date of exercise, or year-end ($26.75), as the case may be, and the exercise price of the in-the-money options. Such numbers do not reflect amounts actually realized upon sale of the shares by such officers.

(2) Under the Company's 1989 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by the Company, at its option, upon the optionee's termination of employment.

                     REPORT OF THE COMPENSATION COMMITTEE

  The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1997. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

  TO: Board of Directors

    The Compensation Committee of the Board of Directors of Mercury Interactive Corporation is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The members of the Committee for the year ended December 31, 1997 were Messrs. Kohavi, Shamir and Yaron, who were all nonemployee Directors of the Company.

  COMPENSATION OBJECTIVES

    The objectives of the compensation program are: (1) to provide a means for the Company to attract and retain high-quality executives; (2) to tie executive compensation directly to the Company's business and performance objectives; and (3) to reward outstanding individual performance that contributes to the long-term success of the Company.

  COMPENSATION VEHICLES

    The Company uses a simple total compensation program that consists of cash and equity compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, stimulate technological innovation, foster Company values and adequately reward employees. The vehicles are:

  CASH COMPENSATION

   Salary

    The Committee considers specifically the following factors in determining base compensation: (1) a comparison of the Company's growth and financial performance relative to the performance of competitors; (2) salary levels for comparable positions in companies in the software industry; and (3) each executive's responsibility level and financial and strategic objectives for the subsequent year.

   Bonus

    Annual and other bonuses for officers other than Mr. Landan are based on the Company's financial performance, as well as individual executive officer performance compared to goals. Other qualitative factors are also included in determining the bonuses, including achievements within the organization for which an executive is responsible and bonuses given by other similarly situated companies.

  EQUITY PARTICIPATION

    The Company has adopted a stock option plan to provide employees with additional incentives to work to maximize stockholder value. The stock option plan utilizes vesting periods to encourage key employees to continue in the employ of the Company. Stock options have been awarded to the majority of the Company's employees. The Company believes that options align the interests of executive officers closely with the interests of other stockholders because of the direct benefits executive officers receive through improved stock performance.

  CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. Mr. Landan's base compensation for April 1997 to March 1998 was established by the Compensation Committee in April 1997.

    The Committee also established Mr. Landan's individual bonus plan for the above period according to the bonus structure described above and based on 1997 Company performance objectives for Mr. Landan established in April 1997.

    Mr. Landan received a bonus of $130,000 in 1997. In addition, Mr. Landan may be eligible for a 1997 performance bonus, but the amount of such bonus has not been determined.

  The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Mercury Interactive Corporation.

                                          Compensation Committee

                                          Igal Kohavi
                                          Yair Shamir
                                          Giora Yaron

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Please see "Certain Transactions With Management" below for information regarding reportable transactions between the Company and members of the Compensation Committee.

                              COMPANY PERFORMANCE

  The following line graph compares the cumulative total return to stockholders on the Company's Common Stock since October 29, 1993 (the date the Company first became subject to the reporting requirements of the Exchange
Act). The graph compares stockholder return on the Company's Common Stock with the same cumulative total return on the Hambrecht & Quist Growth Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

  The graph assumes that $100 was invested on October 29, 1993 in the Company's Common Stock at the initial public offering price of $13.00 per share and in the index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                              MERCURY INTERACTIVE
                               H&Q GROWTH INDEX
                        NASDAQ STOCK MARKET--U.S. INDEX


                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period             MERCURY      NASDAQ STOCK
(Fiscal Quarter Covered)     INTERACTIVE    MARKET -U.S   H & Q GROWTH
-----------------------      -----------    ------------  ------------
Measurement Pt- 10/29/93     $100           $100         $100
FQE 12/93                    $132.69        $99.72       $99.52
FQE  3/94                    $132.69        $95.53       $93.25
FQE  6/94                    $78.85         $91.07       $79.91
FQE  9/94                    $76.44         $98.61       $96.79
FQE 12/94                    $101.92        $97.48       $102.79
FQE  3/95                    $129.81        $106.27      $114.66
FQE  6/95                    $154.81        $121.56      $129.68
FQE  9/95                    $213.46        $136.20      $161.76
FQE 12/95                    $140.38        $137.86      $171.55
FQE  3/96                    $123.08        $144.29      $176.99
FQE  6/96                    $105.77        $156.07      $193.81
FQE  9/96                    $106.73        $161.62      $193.71
FQE 12/96                    $100.00        $169.56      $179.56
FQE  3/97                    $75.00         $160.37      $144.89
FQE  6/97                    $114.42        $189.77      $169.22
FQE  9/97                    $147.12        $221.87      $203.97
FQE 12/97                    $205.77        $208.08      $184.42

                     CERTAIN TRANSACTIONS WITH MANAGEMENT

  The Company entered into letter agreements dated February 26, 1998 with Messrs. Finegold and Landan and Ms. Abrams which provide that in the event that such employee's employment is terminated for any reason other than cause within eighteen months of a change of control of the Company, each shall be entitled to severance benefits of one year' base salary and all of such employee's stock options shall immediately vest in full upon such termination.

  The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 1, 1998 (except as noted in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) each of the Named Executive Officers and (iii) all directors and executive officers as a group. There are no persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Except as indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                      SHARES OF COMMON STOCK
                                                       BENEFICIALLY OWNED(1)
                                                      ---------------------------
                                                                    PERCENTAGE
             NAME OF BENEFICIAL OWNER(2)                NUMBER       OWNERSHIP
             ---------------------------              ------------- -------------
Aryeh Finegold(3)(4).................................       512,979        2.94%
Amnon Landan(4)(5)...................................       500,670        2.85%
Kenneth Klein(4)(6)..................................       220,881        1.27%
Igal Kohavi..........................................           --            *
Yair Shamir(7).......................................        20,000           *
Giora Yaron(8).......................................        10,000           *
Sharlene Abrams(4)(9)................................       115,805           *
Moshe Egert(4)(10)...................................       103,966           *
All directors and officers as a group
 (8 persons)(3)(4)(5)(6)(7)(8)(9)(10)................     1,484,301        8.08%

--------
  * Less than 1%.
 (1) Percentage ownership is based on 17,149,887 shares of Common Stock outstanding as of March 1, 1998.
 (2) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
 (3) Includes 34,484 shares held in trust for the Finegold family; 39,623 shares held in trust for Gad Finegold, 39,624 shares held in trust for Michal Finegold, 39,624 shares held in trust for Tamar Finegold and 39,624 shares held in trust for Yonatan Finegold; Mr. Finegold is a co-trustee of the above trusts. Also includes 320,000 shares subject to stock options held by Mr. Finegold that are exercisable within 60 days of March 1, 1998.
 (4) Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days of March 1, 1998. Because all options granted by the Company pursuant to the Amended and Restated 1989 Stock Option Plan (the "Option Plan") are immediately exercisable whether or not vested, all options granted pursuant to the Option Plan, held by parties named in the table have been treated as currently exercisable. However, the Company has a right to repurchase, upon the optionee's termination of employment, any shares acquired by the optionee through the exercise of any unvested options. This repurchase right lapses over time.
 (5) Includes 435,000 shares subject to stock options held by Mr. Landan that are exercisable within 60 days of March 1, 1998.
 (6) Includes 220,104 shares subject to stock options held by Mr. Klein that are exercisable within 60 days of March 1, 1998.
 (7) Includes options held by Mr. Shamir exercisable within 60 days of March 1, 1998 for 5,000 shares of Common Stock pursuant to the Company's 1994 Directors' Stock Option Plan. Includes 15,000 shares registered in the name of Goldfarb & Levy and held on behalf of Mr. Shamir.
 (8) Includes options held by Mr. Yaron exercisable within 60 days of March 1, 1998 for 10,000 shares of Common Stock pursuant to the Company's 1994 Directors' Stock Option gPlan.
 (9) Includes 115,000 shares subject to stock options held by Ms. Abrams that are exercisable within 60 days of March 1, 1998.
(10) Includes 103,996 shares subject to stock options held by Mr. Egert that are exercisable within 60 days of March 1, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from January 1, 1997 to December 31, 1997, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

                                 OTHER MATTERS

  The Company knows of no other matters to be brought before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                          Sharlene Abrams
                                          Secretary

Dated: April 17, 1998

                                  APPENDIX A

                   DESCRIPTION OF THE 1998 STOCK OPTION PLAN

  GENERALLY: On February 26, 1998 the Board of Directors of the Company adopted the 1998 Stock Option Plan (the "Option Plan"). The Company has created a Share Pool for the use with all stock plans of the Company. The Share Pool contains 3,000,000 Shares as of May 20, 1998 and will be increased on the first day of each new fiscal year of the Company beginning on January 1, 1999 by a number of shares equal to 6% of the sum of the number of Shares outstanding as of the last business day preceding each such first day of each new fiscal year plus the number of shares subject to outstanding and unexercised options. The Board of Directors may allocate up to the maximum number of Shares in the Share Pool to the Option Plan.

  Options granted under the Plan may be either "incentive stock options"
(ISOs), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory options (NSOs). The Board may allocate a maximum of 3,000,000 Shares plus up to 1,500,000 Shares per fiscal year to the Option Plan for ISO grants.

  The Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

  PURPOSE OF THE PLAN: The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and its worldwide affiliates and to promote the success of the Company's business.

  ADMINISTRATION OF THE PLAN: The Plan may be administered by the Board of Directors of the Company or by one or more Committees appointed by the Board (the "Administrator"). The Administrator has full power to select the individuals to whom Options will be granted from among the officers, directors, consultants or other employees eligible for grants, to make any combination of grants to any participant and to determine the specific terms of each grant, subject to the provisions of the Plan. The interpretation of any provision of the Plan by the Administrator shall be final and conclusive. Members of the Board or its Committee receive no compensation for their services as Administrator of the Plan.

  ELIGIBILITY: The Plan provides that Options may be granted to employees and consultants (including employees, consultants and directors of the Company and its majority-owned subsidiaries). Outside directors are excluded from participation in the Plan.

  STOCK OPTIONS: The Plan permits the granting of stock options that are intended to qualify as either ISOs or NSOs. In the case of ISOs, the option exercise price for each share shall not be less than 100% of fair market value of a share of common stock on the date of grant of such option. In the case of NSOs, the option exercise price for each share covered shall be determined by the Administrator. The fair market value of the Common Stock shall be the closing price as of such date as reported by the NASDAQ National Market System or other stock exchange. The term of each option will be fixed by the Administrator but may not exceed ten years from the date of grant for ISOs. The Administrator will determine the time or times that each option may be exercised. No Employee may be granted an Option for more than 200,000 Shares in any fiscal year. Under the Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by the Company, at its option, upon the optionee's termination of employment.

  The exercise price of Options granted under the Plan must be paid in full on the date of exercise. The Administrator has broad discretion to authorize payment by a variety of methods, as well as to authorize tax withholding with stock. For any ISO, the form of payment permitted will be stated on the notice of grant of the Option.

  In the event of termination of employment or of an Optionee's consultancy for any reason, including retirement, an Option may thereafter be exercised (to the extent it was exercisable), for a period of thirty days, subject to the stated term of the Option. If an Optionee's employment or consultancy is terminated by reason of the Optionee's death or disability, the Option will in general be exercisable for six months following death, subject to the stated term of the Option.

  To qualify as ISOs, Options must meet additional federal income tax requirements. Under current law these requirements include limits on the value of ISOs that may become first exercisable annually with respect to any Optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large stockholders.

  ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS ETC.: The Administrator is authorized to make appropriate adjustments in connection with outstanding Options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Administrator in its discretion may provide for substitution or adjustments in, or may accelerate the vesting of, such Options.

  AMENDMENT AND TERMINATION: The Board may amend, alter, suspend or discontinue the Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any Options then outstanding under the Plan without the participant's consent.

                                  APPENDIX B

             DESCRIPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

  GENERALLY: On February 26, 1998 the Board of Directors of the Company adopted, and the stockholders subsequently approved, the 1998 Employee Stock Purchase Plan (the "Purchase Plan"). The Company has created a Share Pool for the use with all stock plans of the Company. The Share Pool contains 3,000,000 Shares as of May 20, 1998 and will be increased on the first day of each new fiscal year of the Company beginning on January 1, 1999 by a number of shares equal to 6% of the sum of the number of Shares outstanding as of the last business day preceding each such first day of each new fiscal year plus the number of shares subject to outstanding and unexercised options. The Board of Directors may allocate up to a maximum of 3,000,000 Shares plus up to 500,000 Shares per fiscal year to the Purchase Plan.

  The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

  PURPOSE: The purpose of the Purchase Plan is to provide employees of the Company's majority-owned subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. At this time, all of the Company's subsidiaries are Designated Subsidiaries for purposes of participation in the Purchase Plan.

  ADMINISTRATION: The Purchase Plan is administered by the Board or a committee of the Board. The interpretation of any provision of the Purchase Plan by the Administrator shall be final and conclusive. Members of the Board or its Committee receive no compensation for their services in administering the Stock Purchase Plan.

  ELIGIBILITY: Employees who are employed by the Company or its Designated Subsidiary for at least 20 hours per week and five months per calendar year are eligible to participant in the Purchase Plan, provided that such employees are employed by the Company on the date that their participation in the Purchase Plan is effective. Eligibility is subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as defined in the Purchase Plan.

  OFFERING DATES: The Purchase Plan generally will be implemented by consecutive six month Offering Periods that begin every six months on May 20 and November 20 of each year. The Board has the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen days prior to the scheduled beginning of the first Offering Period to be affected.

  PARTICIPATION IN THE PLAN: Eligible employees become participants in the Purchase Plan by filing with the employer's payroll office a subscription agreement authorizing payroll deductions. An eligible employee who wishes to become a participant in an offering must file a subscription agreement with the payroll office prior to the commencement of such offering period, unless a later time for filing the subscription agreement has been set by the Board for all eligible employees with respect to a given offering. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may participate in the first Offering Period that starts after the filing by such employee of a subscription agreement.

  PURCHASE PRICE: The purchase price per share at which shares are sold to participating employees under the Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock on the first day of the Offering Period (the "Offering Date") or (ii) 85% of the fair market value per share of the Common Stock on the last day of an Exercise Period (the "Exercise Date"). The fair market value of the Common Stock shall be the closing price as of such date as reported by the NASDAQ National Market System or other stock exchange.

  PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS: The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over each six-month Offering Period. The deductions may not exceed 15% of a participant's compensation. A participant may discontinue or decrease his participation in the Purchase Plan, but may not increase the rate of payroll deductions at any time during the Offering Period. Payroll deductions for a participant shall commence on the first pay day following the Offering Date and shall continue at the same rate until the end of the Offering Period unless sooner terminated as provided in the Purchase Plan.

  All payroll deductions made for a participant are credited to his account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. No charges for administrative or other costs may be made by the Company against the payroll deductions of a participant in the Purchase Plan.

  PURCHASE OF STOCK; EXERCISE OF OPTION: By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him. The maximum number of shares placed under option to a participant in an Offering Period is the number determined by dividing the total amount of his compensation which is to be withheld for the Offering Period by 85% of the fair market value of the Common Stock on the Offering Date. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price.

  Notwithstanding the preceding paragraph, no employee shall be permitted to subscribe for shares under the Purchase plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock or value of all classes of stock of the Company or its majority-owned subsidiaries, nor shall any employee be granted an option which would permit him to purchase more than $25,000 worth of stock (determined at the time the option is granted) under all employee stock purchase plans of the Company in any calendar year.

  WITHDRAWAL FROM THE PURCHASE PLAN: A participant's interest in a given Offering Period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to an Exercise Date. A participant's withdrawal from an Offering Period does not have any effect upon his eligibility to participate in subsequent Offering Periods under the Purchase Plan.

  TERMINATION OF EMPLOYMENT: Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to satisfy the requirements for eligibility, cancels his participation in the Purchase Plan immediately. In such event, payroll deductions credited to the participant's account will be returned to him, or in the case of death, to the person or person entitled thereto as provided in the Purchase Plan.

  ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS ETC.: The Board is authorized to make appropriate adjustments in connection with outstanding options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Board in its discretion may provide for substitution or adjustments of the options, or may shorten the current Offering Period(s) to provide for an earlier Exercise Date.

  AMENDMENT AND TERMINATION OF THE PLAN: The Board may at any time amend or terminate the Purchase Plan, except that such termination cannot adversely affect the rights of any participant.

                                  APPENDIX C

         DESCRIPTION OF THE AMENDED 1994 DIRECTORS' STOCK OPTION PLAN

  GENERAL: On February 26, 1998 the Board of Directors of the Company amended the 1994 Directors' Stock Option Plan (the "Directors' Plan"). The Company has created a Share Pool for the use with all stock plans of the Company. The Share Pool contains 3,000,000 Shares as of May 20, 1998 and will be increased on the first day of each new fiscal year of the Company beginning on January 1, 1999 by a number of shares equal to 6% of the sum of the number of Shares outstanding as of the last business day preceding each such first day of each new fiscal year plus the number of shares subject to outstanding and unexercised options. The Board of Directors may allocate shares from the Share Pool for use in the Directors' Plan.

  The Directors' Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

  PURPOSE: The purposes of the Directors' Plan are to attract and retain the best available individuals to serve as Directors of the Company and to encourage their continued service on the Board.

  ADMINISTRATION: Generally, the Directors' Plan will be administered by the Board. With respect to Automatic Option grants and Annual Option grants, the Board has no discretion to determine which Directors will be granted Options, to determine the number of shares subject to Options, to determine the exercise price of the Options or to determine any terms of such Options. The Board may award additional grants to Directors, subject to compliance with
Section 16(b) of the Securities Exchange Act of 1934.

  The interpretation of any provision of the Directors' Plan by the Administrator shall be final and binding. Members of the Board receive no compensation for their services in administering the Directors' Plan.

  ELIGIBILITY: Options may be granted only Directors who are not employees of the Company.

  DIRECTORS' OPTIONS: The Directors' Plan provides for Initial Option grants of 50,000 shares to each Director upon his election to the Board of Directors and Annual Option grants of 10,000 shares upon his re-election each year. The option term shall be ten years, and shall be exercisable while such person remains a Director. The exercise price shall be 100% of fair market value on the date of grant and shall be immediately exercisable in full as of the date of grant. The fair market value of the Common Stock shall be the closing price as of such date as reported by the NASDAQ National Market System or other stock exchange. Stock subject to an Initial Option shall vest as to 10,000 Shares on the date of each Annual Meeting of Stockholders of the Company after the date of grant of such Option. Stock subject to an Annual Option shall vest as to 10,000 Shares on the date of the fifth Annual Meeting of Stockholders to occur after the date of grant of such Option. If the Optionee ceases to serve as a Director for any reason, vesting shall cease as of the date of such termination.

  PURCHASE PRICE; PAYMENT: The exercise price of Options granted under the Plan must be paid in full on the date of exercise. The Administrator has broad discretion to authorize payment by a variety of methods.

  TERMINATION: In the event of termination of status as a Director, the Option may thereafter be exercised (to the extent it was exercisable), for a period of thirty days, subject to the stated term of the Option. If an Optionee's status as a Director is terminated by reason of the death or disability, the Option will in general be exercisable for six months following death, subject to the stated term of the Option. Except as otherwise designated by the Board, Options are not transferable by the Optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the Director only by such Director.

  ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS ETC.: The Board is authorized to make appropriate adjustments in connection with outstanding Options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or other reorganization transaction, the Board shall provide for substitution or assumption of the Options. If substitution or assumption is not possible, the Board shall provide that there will be no vesting restrictions on Optioned Stock, including Shares as to which the vesting restrictions would not otherwise lapse.

  AMENDMENT AND TERMINATION: The Board may amend, alter, suspend or discontinue the Directors' Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any rights then outstanding under the Directors' Plan without the participant's consent.

MERCURY INTERACTIVE CORPORATION

1998 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of Mercury Interactive Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 1998, and hereby appoints Amnon Landan and Sharlene Abrams, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Mercury Interactive Corporation to be held on May 20, 1998, at 10:00 a.m. local time, at the Company's corporate offices at 1325 Borregas Avenue, Sunnyvale, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS 2 AND 3,
                         ---                            ---
FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                  (Continued and to be signed on reverse side)



                             FOLD AND DETACH HERE

1. To elect five (5) directors of the Company for the ensuing year and until their successors are elected:

NOMINEES:

                                     FOR         WITHHELD
Aryeh Finegold                       [_]            [_]
Amnon Landan
Igal Kohavi
Yair Shamir and Giora Yaron.

2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company to 60,000,000.

                      FOR         AGAINST        ABSTAIN
                      [_]           [_]            [_]

3. To ratify and approve: (i) the adoption of the 1998 Stock Option Plan and the 1998 Employee Stock Purchase Plan to replace the 1989 Stock Option Plan and the 1993 Employee Stock Purchase Plan, respectively, (ii) the amendment of the 1994 Directors' Stock Option Plan to increase the number of shares granted as an initial grant to new non-employee directors and an annual grant to continuing non-employee directors of the Company, and to provide for a one time grant to the non-employee directors of the Company who are elected to serve as directors at the 1998 Annual Meeting of Stockholders; (iii) the reservation of an aggregate of 3,000,000 shares of Common Stock for issuance under the 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the Amended 1994 Directors' Stock Option Plan, and the allocation of such shares amongst such plans as determined by the Board of Directors of the Company; and (iv) to automatically increase each year the aggregate number of shares reserved for issuance under the Company's 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the Amended 1994 Directors' Stock Option Plan by 6% of the Common Stock and equivalents outstanding as of January 1 of each year starting in 1999 and ending in 2008 upon the termination of the option plans.

                      FOR         AGAINST        ABSTAIN
                      [_]           [_]            [_]


4. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the year ending December 31, 1998.

                      FOR         WITHHELD       ABSTAIN
                      [_]           [_]            [_]

   To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.



Signature(s):                                   Date:
             ----------------------------------      -------------------------
Note: (This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate if shares are held by joint tenants or as community property, both should sign)

                             FOLD AND DETACH HERE